UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 14, 2019 (Date of earliest event reported)
OurPet’s Company (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	000-31279 (Commission File Number)	34-1480558 (I.R.S. Employer Identification No.)

1300 East Street, Fairport Harbor, OH (Address of principal executive offices)	44077 (Zip Code)
(440) 354-6500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed on December 20, 2018 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by OurPet’s Company (the “Company”), the Company entered into an Agreement and Plan of Merger, dated as of December 18, 2018 (the “Merger Agreement”) with Paws Merger Parent, LLC, a Delaware limited liability company (“Parent”), and Paws Merger Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on March 14, 2019 (the “Closing Date”), Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). Parent is an indirect wholly-owned subsidiary of GRAC Holdings LLC, a Delaware limited liability company (“GRAC”), and a direct wholly-owned subsidiary of Hyper Pet, LLC, a Delaware limited liability company (“Hyper Pet”).

Effective March 14, 2019, the Company terminated that certain Voting Agreement dated January 3, 2006 (the “Voting Agreement”) by and among the Company, PZ Holdings Ltd. (“PZ Holdings,” formerly known as Pet Zone Products Ltd.), Capital One Partners, LLC, LJR Limited Partnership, Nottingham Ventures, Ltd., Spirk Ventures, Ltd., Steven Tsengas, Evangelia Tsengas, Konstantine S. Tsengas, Nicholas S. Tsengas, Senk Properties, Joseph T. Aveni, Carl Fazio, Jr., and John G. Murchie. The material terms of the Voting Agreement were disclosed on January 6, 2006 in the Current Report on Form 8-K filed with the SEC by the Company.

Effective March 14, 2019, the Company terminated that certain Registration Rights Agreement dated January 3, 2006 (the “Registration Rights Agreement”) by and among the Company, Steven Tsengas, Evangelia S. Tsengas, Konstantine S. Tsengas, Nicholas S. Tsengas and PZ Holdings. The material terms of the Registration Rights Agreement were disclosed on January 6, 2006 in the Current Report on Form 8-K filed with the SEC by the Company.

The terminations of the Voting Agreement and Registration Rights Agreement were required as a condition to completion of the Merger under the Merger Agreement. Both terminations were by mutual agreement of the parties to those agreements. No early termination penalties were incurred by the Company in connection with the terminations.

Steven Tsengas is the President, Chief Executive Officer and Chairman of the board of directors of the Company. Konstantine S. Tsengas is the Company’s Vice President, Secretary and Chief Operating Officer. Senk Properties is owned by Steven Tsengas, Konstantine S. Tsengas, Evangelia S. Tsengas and Nicholas S. Tsengas. Joseph T. Aveni is a director of the Company. Capital One Partners, LJR Limited Partnership, Nottingham Ventures, Ltd. and Spirk Ventures, Ltd. own membership interests in PZ Holdings. John Spirk, a director of the Company, is the general partner of Spirk Ventures, Ltd.

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On the Closing Date, Parent completed the acquisition of the Company through the Merger. At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (other than shares of the Company’s common stock (i) owned by the Company as treasury stock or by any direct or indirect wholly owned subsidiary of the Company, (ii) owned by Parent or Merger Sub or by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, (iii) being contributed by certain shareholders to the capital of GRAC pursuant to the Contribution and Unit Subscription Agreement that was filed by the Company as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 20, 2018 (the “Contribution Agreement”), or (iv) owned by any shareholders who have asserted dissenters’ rights in accordance with Colorado law), was converted into the right to receive $1.00 in cash, without interest (the “Merger Consideration”).

The aggregate cash consideration paid in the Merger to the Company’s shareholders was approximately $19.0 million.

The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 20, 2018, and is incorporated by reference into this Item 2.01.

Item 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information set forth in Items 2.01 and 5.03 of this Current Report on Form 8-K are incorporated by reference herein.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the shares of the Company’s common stock (i) owned by the Company as treasury stock or by any direct or indirect wholly owned subsidiary of the Company, (ii) owned by Parent or Merger Sub or by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, and (iii) being contributed by certain shareholders to the capital of GRAC pursuant to the Contribution Agreement, were cancelled and retired and ceased to exist. At the Effective Time, the remaining shares of the Company’s common stock immediately prior to the closing of the Merger, with the exception of any shares owned by shareholders who asserted dissenters’ rights in accordance with Colorado law, were converted into the right to receive the Merger Consideration. The holders of those remaining shares ceased to have any rights as Company shareholders other than the right to receive the Merger Consideration.

Subject to the terms and conditions of the Merger Agreement, prior to the Effective Time, all outstanding shares of Company preferred stock were converted into shares of Company common stock eligible to receive the Merger Consideration.

Item 5.01	CHANGES IN CONTROL OF REGISTRANT

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of the Company occurred. Following the consummation of the Merger, the Company became a wholly-owned subsidiary of Parent.

The source of the funds for the Merger Consideration was common equity contributed by investment funds affiliated with Hyper Pet and debt borrowed by Hyper Pet.

On March 14, 2019, in accordance with the terms of the Merger Agreement (and not because of any disagreement with the Company), the directors and officers of Merger Sub immediately prior to the Effective Time became the directors and officers of the Company, replacing the directors and officers of the Company serving as such immediately prior to the Effective Time.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information in connection with the replacement of directors set forth under Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Effective Time, Merger Sub’s bylaws as in effect immediately prior to the Merger were made the bylaws of the Company.

Copies of the Company’s bylaws are filed as Exhibit 3.1 hereto and are incorporated by reference into this Item 5.03.

Item 8.01	Other events

In connection with the closing of the Merger as discussed in Item 2.01 above, the Company issued a press release on March 14, 2019.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 18, 2018, by and among OurPet’s Company, Paws Merger Parent, LLC and Paws Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by OurPet’s Company on December 20, 2018).

3.1	Bylaws of OurPet’s Company

99.1	Press Release, dated March 14, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OurPet’s Company

By:	/s/ Dean S. Tsengas
Name:	Dean S. Tsengas
Title:	Corporate Secretary

Dated: March 14, 2019